Exhibit 4.16
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 16, 2009, among SandRidge Energy, Inc., a Delaware corporation (the “Company”), on the one hand, and, on the other, George B. Kaiser, a natural person (“GBK”), and Pooled CIT Investments, L.L.C., an Oklahoma limited liability company (“CIT”) (GBK and CIT each a “Purchaser” and collectively the “Purchasers”).
     WHEREAS, the parties have agreed to enter into this Agreement in connection with that certain Purchase & Sale Agreement, dated as of December 31, 2008, among Purchasers and Tom L. Ward, a natural person (“TLW”) and certain affiliates of TLW (the “Purchase Agreement”) whereby GBK has purchased 8,896,797 shares of common stock of the Company (the “GBK Shares”) and that certain Amended and Restated Warrant dated December 31, 2008 issued by TLW to CIT (the “Warrant”) whereby CIT may purchase up to 6,672,598 shares of common stock of the Company (the “Warrant Shares”)(the Purchase Agreement and the Warrant shall collectively be referred to as the “Transaction Documents”);
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company agrees to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, (collectively, the “Securities Act”), and applicable state securities laws, and the Company and the Purchasers further agree as follows:
     1. Definitions. In addition to the terms defined in the preamble and recitals to this Agreement, the following terms have the meanings indicated:
          “Additional Warrant Shares” has the meaning set forth in section 2(a)(ii) of this Agreement.
          “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in Oklahoma, are authorized or required by law to remain closed.
          “Claim” has the meaning set forth in section 6(a) of this Agreement.
          “Common Shares” means the common stock of the Company.
          “Effective Date” means the date a Registration Statement has been declared effective by the SEC.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Existing Registration Rights Agreements” means the Registration Rights Agreement dated November 21, 2006 among the Company and the other parties named therein, the Registration Rights Agreement dated March 20, 2007 among the Company and the other parties named therein, and the Amended and Restated Shareholders Agreement dated April 4, 2007 among the Company and the shareholders named therein.
          “Filing Deadline” means the earlier of (i) two business days following the first date after April 8, 2009 on which the Company is eligible to use form S-3, or (ii) May 15, 2009.
          “Indemnified Damages” has the meaning set forth in section 6(a) of this Agreement.
          “Indemnified Party” has the meaning set forth in section 6(b) of this Agreement.
          “Indemnified Person” has the meaning set forth in section 6(a) of this Agreement.
          “NYSE” means the New York Stock Exchange.
          “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          “register,” “registered,” and. “registration”‘ refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.
          “Registrable Securities” shall mean (a) any shares of Common Stock purchased pursuant to the Purchase Agreement or securities issued upon exercise of the Warrant and (b) any securities issued or issuable with respect to any securities referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been otherwise transferred (excluding any otherwise Registrable Securities transferred as a gift by GBK to the George Kaiser Family Foundation pursuant to Section 8), or (c) they shall have ceased to be outstanding.
          “Registration Period” has the meaning set forth in section 3(a) of this Agreement.
          “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement became effective.
          “SEC” means the United States Securities and Exchange Commission.

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          “Securities Act” means the United States Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder.
          “Suspension Notice” has the meaning set forth in section 4(b) of this Agreement.
          “Trading Day” means (a) any day on which the Common Shares are listed or quoted, and traded, on the NYSE, or (b) if the Common Shares are not then listed or quoted, and traded, on the NYSE, then any Business Day.
          “Transfer Agent” means the transfer agent (including any co-transfer agent) of the Company with respect to the Common Shares.
          “Violations” has the meaning set forth in section 6(a) of this Agreement.
     2. Registration.
          (a) (i) Initial Registration. The Company shall use its reasonable best efforts to prepare and file with the SEC a Registration Statement prior to the Filing Deadline to register under the Securities Act the resale, from time to time, by the selling shareholders identified therein, of all of the Registrable Securities.
               (ii) Amended Registration for Corporate Events. As soon as practicable after any event that would adjust the number of Warrant Shares pursuant to the terms of the Warrant, including section 7 of the Warrant, (the “Additional Warrant Shares the Company shall use its reasonable best efforts to prepare and file with the SEC an amendment to any Registration Statement then on file covering any Registrable Securities, to register under the Securities Act the resale, from time to time, by the selling shareholders identified therein, of all of the Registrable Securities that are or arise from Additional Warrant Shares.
          (b) Reasonable Best Efforts to Make Effective. The Company shall use its reasonable best efforts to have each Registration Statement declared effective by the SEC as soon as practicable.
          (c) Legal Counsel. The Purchasers shall each have the right to select legal counsel to review any registration pursuant to this Section 2 of this Agreement. The Company and the Purchasers shall cause their respective legal counsel to reasonably cooperate with each other in performing the Company’s obligations under this Agreement.
     3. Related Obligations. At such time as the Company is obligated to use its reasonable best efforts to file a Registration Statement with the SEC pursuant to Section 2(a) of this Agreement, the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof

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and, pursuant thereto, the Company shall have the following obligations, subject only to any restrictions and limitations contained on the date of this Agreement in the Existing Registration Rights Agreements:
          (a) The Company shall use its reasonable best efforts to keep each Registration Statement effective at all times until the earlier of (i) the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement, and (ii) December 31, 2009 (the “Registration Period”).
          (b) The Company shall use its reasonable best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to one or more Registration Statements and the prospectus used in connection with such Registration Statements, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, use its reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement.
          (c) The Company shall (i) permit legal counsel of Purchasers to review and comment upon (A) mature drafts of a Registration Statement (and the final version of such document if there have been any material changes thereto) no less than five Business Days prior to its filing with the SEC and (B) all amendments and supplements to all Registration Statements within a reasonable number of days prior to their filing with the SEC, and (ii) not file any Registration Statement or amendment or supplement thereto in a form to which legal counsel of Purchasers reasonably objects; provided that such counsel responds with substantially all comments within five Business Days of receipt of such documents and in any event prior to the anticipated filing date for such Registration Statement.
          (d) Upon the request of any Purchaser whose Registrable Securities are included in any Registration Statement, the Company shall furnish to such Purchaser, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten copies of the prospectus included in such. Registration Statement and all amendments and supplements thereto (or such other number of copies as such Purchaser may reasonably request), and (iii) such other documents, including copies of any preliminary or final prospectus, as such Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.
          (e) The Company shall notify each Purchaser of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement (including any report or filing incorporated by reference in such Registration Statement), as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to section 3(g), promptly prepare a supplement or amendment to

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such Registration Statement, which shall be approved by Purchasers, provided that such approval shall not be unreasonably withheld, or file an appropriate document that is incorporated by reference to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to each Purchaser. The Company shall also promptly notify each Investor in writing (i) of any request by the SEC for amendments or supplements to a Registration Statement, or related prospectus or related information, and (ii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.
          (f) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
          (g) The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with Securities Laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Purchaser and allow such Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
          (h) The Company shall use its reasonable best efforts to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and (ii) designation and quotation of all of the Registrable Securities covered by a Registration Statement on the NYSE. The Company shall pay all fees and expenses in connection with satisfying its obligation under this section 3(h).
          (i) The Company shall use its reasonable best efforts to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities that are sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as a Purchaser may reasonably request and registered in such names as such Purchaser may request; provided that the Company is entitled to receive, upon request made to a Purchaser, in connection with a delivery of Registrable Securities not containing any legend, written confirmation of the matters set forth in section 4(c) hereof.

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          (j) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the holders of Registrable Securities, suspend sales under a Registration Statement after the effective date thereof and/or require that such holders immediately cease the sale of Common Shares pursuant thereto and/or defer the filing of any subsequent Registration Statement if: (i) the Company is in possession of material non-public information relating to a material merger, acquisition, sale or similar material transaction, and (ii) in the opinion of legal counsel for the Company sales under the Registration Statement are required to be suspended. Upon receipt of such notice, each holder of Registrable Securities shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such holder has received copies of a supplemented or amended prospectus or until such holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this section 3(j) may not be exercised for a period of more than 120 days in any 12-month period. Immediately after the end of any suspension period under this section 3(j), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the holders of Registrable Securities to publicly resell their Registrable Securities pursuant to such effective Registration Statement.
     4. Obligations of the Purchasers.
          (a) At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of the information the Company requires from each such Purchaser if such Purchaser elects to have any of such Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser and any special interest or default resulting from such failure, that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it and such other information requested by the Company as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities.
          (b) Each Purchaser agrees that, upon receipt of any notice from the Company, the first sentence of section 3(e) or a suspension period under section 3(i) (a “Suspension Notice”), such Purchaser will (i) immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of section 3(e) or Purchaser’s receipt of notice from the Company that no supplement or amendment is required, and (ii) if so requested by the Company, deliver to the Company or destroy all copies of the prospectus covering the Registrable Securities in its possession at the time of receipt of such Suspension Notice. Notwithstanding anything to the contrary contained herein, the Company shall cause the transfer agent to deliver unlegended Common Shares to a transferee of a Purchaser in accordance with the terms of the Purchase Agreement in connection with any sale of

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Registrable Securities with respect to which a Purchaser has entered into a contract for sale and delivered a copy of the applicable prospectus prior to the Purchaser’s receipt of a Suspension Notice and for which the Purchaser has not yet settled.
          (c) Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, in each case, as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of disposition described in the Registration Statement.
     5. Expenses of Registration. All reasonable expenses, other than underwriting discounts, commissions and other selling expenses, incurred in connection with registrations, filings or qualifications pursuant to sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of legal counsel for the Company shall be paid by the Company.
     6. Indemnification.
          (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser and its directors, officers, members, partners, employees, agents, and each Person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities or expenses, joint or several, (collectively, “Claims”) incurred as a result of, or in investigating, preparing or defending against any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC (“Indemnified Damages”), to which any of them may become subject insofar as such Claims or Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC, as applicable, but only in respect of the period thereafter) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) through (ii) being, collectively, “Violations”). Subject to section 6(c), the Company shall reimburse the Indemnified Persons promptly upon demand, as such expenses are incurred and are due and payable, for any reasonable and documented legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained in this section 6(a), the indemnity agreement contained in this section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or

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any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to section 3(d), but only in respect of the period thereafter; and (iii) shall not be available to the extent such Claim is based on a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, but only in respect of the period thereafter, if such prospectus or corrected prospectus was timely made available by the Company pursuant to section 3(d). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to section 8.
          (b) In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to section 6(c), such Purchaser will reimburse any reasonable and documented legal or other reasonable and documented expenses incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the Purchaser shall be liable under this section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to section 8. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.
          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory

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to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable and documented fees and expenses of not more than one counsel in each applicable jurisdiction for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties (except for other Indemnified Parties), firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
          (d) The indemnification required by this section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
          (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
          (f) In no event shall the Company, nor its directors, officers, employees, or agents be liable for any indirect, incidental, special, exemplary, or consequential damages however caused and on any theory of liability, whether in contract, strict liability, or tort (including negligence or otherwise) arising in any way from or out of breach of this Agreement by the Company; provided, however, no Indemnified Damages arising out of Claims by third parties against an Indemnified Party shall be subject to the limitations of this section 6(f) regardless of the theory or theories of liability or damages asserted by such third party.

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     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.
     8. Assignment of Registration Rights. The rights under this Agreement of the Purchasers shall not be assignable by the Purchasers to any transferee without the prior written consent of the Company, except that GBK may assign rights under this Agreement to the George Kaiser Family Foundation to the extent of and with respect to any Registrable Securities that are transferred as a gift to that foundation by GBK in up to two separate transfers.
     9. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof maybe waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and GBK. Any amendment or waiver effected in accordance with this section 9 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     10. Miscellaneous.
          (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.
          (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Fax: 405-848-5143
Attention: Chief Executive Office
With a copy to:
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Fax: 405-429-5983
Attention: General Counsel
If to GBK:
George B. Kaiser
6733 South Yale Avenue
Tulsa, Oklahoma 74136
Fax: 918-491-4694
Attention: Don Millican
With a copy to:
Steve Walton
Frederic Dorwart, Lawyers
124 East 4th Street
Tulsa, Oklahoma 74103
Fax: 918-583-8251
If to CIT:
Pooled CIT Investments, L.L.C.
6733 South Yale Avenue
Tulsa, Oklahoma 74136
Fax: 918-491-4694
With a copy to:
Steve Walton
Frederic Dorwart, Lawyers
124 East 4th Street
Tulsa, Oklahoma 74103
Fax: 918-583-8251
Notice may also be given to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of

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receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively
          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
          (d) ALL QUESTIONS CONCERNING ‘THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF OKLAHOMA CITY, OKLAHOMA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement

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supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
          (f) Subject to the requirements of section 8 above, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
          (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement, unless otherwise clearly indicated. Whenever the word “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.
          (h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
          (k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          (l) Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement are payable in United States Dollars. All amounts denominated in other currencies shall be converted in the United States dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.
          (m) The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no provision of this Agreement is intended to confer any obligations on any Purchaser vis-a-vis any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

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          (n) Except as otherwise required by applicable law or legal process or stock exchange requirements, no Purchaser may make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the Company and giving the Company no less than 48 hours to review and comment on such public announcement prior to release.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above,

SandRidge Energy, Inc.
By:	/s/ Dirk M. Van Doren
	Name:	Dirk M. Van Doren
	Title:	Chief Financial Officer

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SIGNATURE PAGES OF PURCHASERS TO FOLLOW]
Signature Page to Registration Rights Agreement

PURCHASERS: George B. Kaiser
By:	/s/ Frederic Dorwart
	Name:	Frederic Dorwart
	Title:	IAW Power of Attorney dated April 27, 2004

Pooled CIT Investments, L.L.C.
By:	/s/ Frederic Dorwart
	Name:	Frederic Dorwart
	Title:	President

Signature Page to Registration Rights Agreement